                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                       THE PEP BOYS -- MANNY, MOE & JACK

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $1.00 per share ("Common Stock") of The Pep Boys -- Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:



                   American Stock Transfer and Trust Company

            By Mail:                                         By Hand:
       40 Wall Street                                     40 Wall Street
    New York, New York 10005                               46th Floor
                                                      New York, New York 10005

                            By Overnight Delivery:
                                40 Wall Street
                                  46th Floor
                           New York, New York 10005

   By Facsimile Transmission:         Confirm Receipt of Facsimile by Telephone:
(for Eligible Institutions only)                  (718) 921-8200
     (718) 234-5001

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock (together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, as Rights Agent, "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                        --------------------------------
                                Number of Shares

                        --------------------------------
                        Certificate Nos.: (if available)


                        --------------------------------
                                    Name(s)

                        --------------------------------
                                     Address


                        --------------------------------
                           Area Code/Telephone Number


                        --------------------------------
                                  Signature(s)


                Dated:

                ----------------------------------------



                        If shares will be tendered by book-entry transfer:


                        --------------------------------
                          Name of Tendering Institution


                        --------------------------------
                          Account No. at The Depository
                                 Trust Company

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, all within three (3) New York Stock Exchange, Inc. trading days of the date hereof.

                       Name of Firm

                       -----------------------------------

                                     Address

                       -----------------------------------

                       -----------------------------------
                              City, State, Zip Code

                      Area Code
                      and Telephone Number
                                          ----------------



                        ---------------------------------
                              Authorized Signature


                        ---------------------------------
                               Name (Please Print)

                        Title

                        ---------------------------------
                        Dated:

                        ---------------------------------

     DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

     PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

     IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED MUST BE USED.

--------------------------------------------------------------------------------
     CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
       CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS
                  BELOW), THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------


/ / $13.500           / / $14.375          / / $15.250
/ / $13.625           / / $14.500          / / $15.375
/ / $13.750           / / $14.625          / / $15.500
/ / $13.875           / / $14.750          / / $15.625
/ / $14.000           / / $14.875          / / $15.750
/ / $14.125           / / $15.000          / / $15.875
/ / $14.250           / / $15.125          / / $16.000


--------------------------------------------------------------------------------
                                    ODD LOTS

  This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owns beneficially as of the close of business on December 22, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.
  The undersigned either (check one box):

  / / owned beneficially as of the close of business on December 22, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

  / / is a broker, dealer, commercial bank, trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on December 22, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

 If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares are Being Tendered" in this Notice of Guaranteed Delivery)./ /

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CONDITIONAL TENDERS

  / / Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:


     Minimum Number of Shares to be Sold:
                                         -------------------------

--------------------------------------------------------------------------------
                                       4